UNDERLYING FUNDS TRUST
FOURTH AMENDMENT TO THE
SELLING AGENT AGREEMENT

THIS FOURTH AMENDMENT dated as of the 27th day of April, 2009, to the Selling Agent Agreement, dated as of April 28, 2006, as amended April 12, 2007, April 21, 2008 and January 27, 2009 (the “Agreement”), is entered into by and between Underlying Funds Trust, a Delaware statutory trust (the “Trust”) and Quasar Distributors, LLC, a Delaware limited liability company (“the Selling Agent”).

RECITALS

WHEREAS, the Trust and the Selling Agent have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement to change the name of certain funds; and

WHEREAS, Section 11, paragraph B of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

UNDERLYING FUNDS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Kristina Labermeier	By: /s/ James R. Schoenike

Printed Name: Kristina Labermeier	Printed Name: James R. Schoenike

Title: Vice President/CCO	Title: President

Exhibit A
to the
Underlying Funds Trust
Selling Agent Agreement

Series of Underlying Funds Trust effective March 6, 2009

Name of Series

Arbitrage – 1 Portfolio (f/k/a Convertible Bond Arbitrage - 1 Portfolio)
Income Arbitrage Portfolio (f/k/a Arbitrage – 2 Portfolio)
Event Driven and Risk Arbitrage Portfolio (f/k/a Merger Arbitrage – 1 Portfolio)
Long/Short Equity – Earnings Revision – 1 Portfolio
Long/Short Equity Market Neutral Portfolio (f/k/a Long/Short Equity – Momentum – 1 Portfolio)
Long/Short Equity Hedge Portfolio (f/k/a Long/Short Equity – Deep Discount Value – 1 Portfolio)
Long/Short Equity – International – 1 Portfolio
Long/Short Equity – REIT – 1 Portfolio
Distressed Securities & Special Situations – 1 Portfolio
Global Hedged Income – 1 Portfolio
Distressed/Hedged Income Portfolio (f/k/a Deep Value Hedged Income – 1 Portfolio)
Long/Short Equity – Growth – 1 Portfolio
Energy and Natural Resources Portfolio (f/k/a Energy and National Resources – 1 Portfolio)